UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2021

INSIGHT ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25092	86-0766246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6820 South Harl Avenue, Tempe, Arizona		85283
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:

(480) 333-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	NSIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2021, the Company announced that Ken Lamneck intends to retire as President and Chief Executive Officer of Insight Enterprises, Inc. (the “Company”), effective December 31, 2021.  The Board has engaged an executive search firm to identify and evaluate potential successors from inside and outside the Company.  This transition is part of the Board’s succession planning, which has been in development over the last several years.  If a successor has not been named by December 31, 2021, Mr. Lamneck has agreed to continue to serve as CEO until a successor has been named.

To ensure an effective transition to new leadership, the Company and Mr. Lamneck contemplate that Mr. Lamneck will continue to serve as an advisor following his retirement as CEO.  The Company and Mr. Lamneck anticipate amending Mr. Lamneck’s Executive Employment Agreement accordingly.

On May 6, 2021, the Company issued a press release announcing Mr. Lamneck’s transition.  A copy of this press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated May 6, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

Date: May 6, 2021	By:	/s/ Glynis A. Bryan
Glynis A. Bryan
Chief Financial Officer